Exhibit 24(b)(8)(d)(1): Fund Participation Agreement by and between Voya Insurance and Annuity Company, Voya Retirement Insurance and Annuity Company, Directed Services, LLC, Eaton Vance Variable Trust and Eaton Vance Distributors, Inc.

FUND PARTICIPATION AGREEMENT

     THIS AGREEMENT is made and entered into as of this13th day of May, 2015, by and between Voya Insurance and Annuity Company, Voya Retirement Insurance and Annuity Company (the "Company”), Directed Services, LLC (the “Company Distributor”), Eaton Vance Variable Trust (the "Trust"), a Massachusetts business trust, on its behalf and on behalf of each separate investment series thereof, whether existing as of the date above or established subsequent thereto, (each a "Fund" and collectively, the "Funds"),and Eaton Vance Distributors, Inc. (the "Distributor").

WHEREAS, Distributor acts as principal underwriter for the Funds; and

     WHEREAS, the Funds are available to offer shares of one or more of its series to separate accounts of insurance companies that fund variable annuity contracts and variable life insurance policies and to serve as an investment medium for variable annuity contracts and variable life insurance policies offered by insurance companies that have entered into participation agreements substantially similar to this agreement ("Participating Insurance Companies") and also offers its shares to certain qualified pension and retirement plans (“Qualified Plans”); and

     WHEREAS, the Company is an insurance company that issues or will issue variable annuity contracts and/or variable life insurance policies (the "Contracts") supported in whole or in part by Company separate accounts (the "Separate Accounts"); and

     WHEREAS, the Company has established and may establish in the future separate accounts to serve as an underlying investment vehicle for the Contracts; and

     WHEREAS, the Company will provide certain administrative and shareholder services to owners (“Variable Contract Owners”) of Contracts in connection with their allocation of contract values to the Funds and Distributor desires Company to provide such services, subject to the conditions of this Agreement; and

WHEREAS, the Company Distributor serves as principal underwriter and distributor of the Contracts; and

     WHEREAS, the Company Distributor will provide various distribution and shareholder services for the Distributor; and

     WHEREAS, Funds have obtained an order from the SEC dated February 20, 2003, (File No. 812-12844), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the 1940 Act and Rules 6e-2(b)(l5) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Funds to be sold to and held by Qualified Plans and variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliated with one another (hereinafter the "Mixed and Shared Funding Exemptive Order"); and

WHEREAS, the Company will offer units of the Separate Accounts that may in turn invest in the Funds;

NOW, THEREFORE, it is agreed as follows:

1. Separate Accounts.

     The Company represents that each of the Separate Accounts is a separate account under the laws of their state of organization and that it has registered or will register each of the Separate Accounts (except for such Accounts for which no such registration is required) as a unit investment trust under the Investment Company Act of 1940 (the "1940 Act"), to serve as an investment vehicle for the Contracts. The Company further represents that it believes, in good faith, that the Contracts are currently treated as endowment, life insurance or annuity insurance contracts, under applicable provisions of the Internal Revenue Code, as amended (the “Code”) and that it will make every effort to maintain such treatment and that it will notify the Trust, Funds and the Distributor immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. Each Contract provides for the allocation of net amounts received by the Company to a Separate Account for investment in the shares of one or more specified open-end management investment companies available through that Separate Account as underlying investment media. Selection of a particular investment management company and changes therein from time to time are made by the Variable Contract Owner under a particular Contract.

2.	Omnibus Account.

     With respect to each Fund, a single omnibus account held in the name of the Company shall be maintained for those assets directed for investment in the Fund through the Contracts. (Such omnibus account shall be referred to herein as the "Account.") The Company, as issuer of the Contracts, shall facilitate purchase and sale transactions with respect to the Account in accordance with the Agreement.

3.	Services to be Performed by the Company.

     The Company is responsible for performing shareholder account servicing functions (“Administrative Services”), which shall include without limitation:

(a)	Providing Variable Contract Owners with a service that invests the assets of their accounts pursuant to specific or pre-authorized instructions
(b)	Aggregating and assisting in processing Variable Contract Owners purchase and redemption requests;
(c)	Answering Variable Contract Owners inquiries regarding account status and history;
(d)	Assisting Variable Contract Owners in designating and changing dividend options, account designations and addresses;
(e)	Adopting and maintaining appropriate security measures for identifying Variable Contract Owners;
(f)	Providing periodic statements showing a customer's account balances and, to the extent practicable, integration of such information with other customer transactions otherwise effected with or through the Company;
(g)	Furnishing (either separately or on an integrated basis with other reports sent to a customer by the Company) statements and confirmations of all purchases and redemption requests as may be required by agreement between the Company and the Variable Contract Owners;
(h)	Processing customer purchase and redemption requests for shares and placing purchase and redemption instructions with the Funds' transfer agent, including any designee thereof, ("Transfer Agent") in the manner described in Section 4 hereof;
(i)	Providing subaccounting services and maintaining accurate subaccounting records regarding shares beneficially owned by Variable Contract Owners;
(j)	Updating customer records to reflect dividend payments;
(k)	Transmitting proxy statements, annual and semi-annual reports, the Funds' then current prospectuses and/or summary prospectuses (in each case, the "Prospectus") and other communications from the Funds to Variable Contract Owners as may be required by law and by agreement between the Company and the Variable Contract Owners;
(l)	Arranging for bank wires;
(m)	Responding to Variable Contract Owners inquiries relating to the services performed by Company; and
(n)	Providing such other related services upon which the Distributor and the Company may mutually agree.

The Company shall provide all personnel, facilities and equipment reasonably necessary in order for it to perform the functions described in this paragraph with respect to Variable Contract Owners. The Company shall exercise reasonable care in performing all such services.

	4.	Distribution and Shareholder Services to be Performed by the Company and/or Company Distributor.
(a) The Company and/or Company Distributor shall be responsible for performing certain distribution services
(“Distribution Services”) related to the distribution of shares to the Separate Accounts that invest in the
Funds, which shall include without limitation:

	a.	Preparing advertising, educational and marketing materials that lists the Funds;
	b.	Assisting Customers in completing application forms including allocations to the Funds;
	c.	Developing, preparing, printing and mailing of advertisements, sales literature and other promotional materials describing and/or relating to the Funds;
	d.	Holding seminars and sales meetings designed to promote the sale of Fund shares;
	e.	Providing a dedicated Customer website;
	f.	Training sales personnel regarding a Fund; and
	g.	Any other activity that the Distributor determines is primarily intended to result in the sale of a
Fund's shares.

(b) The Company and/or Company Distributor shall be responsible for performing certain shareholder services
(“Shareholder Services”) with respect to the Separate Accounts, which shall include without limitation:

	a.	Assisting Customers in designating and changing dividend options, account designations and addresses;
	b.	Establishing and maintaining accounts and records relating to Customers;
	c.	Answering questions and handling correspondence from Customers about their accounts and the
Funds;
	d.	Maintaining Customer account records that reflect allocations to the Funds;
	e.	Facilitating the tabulation of votes in the event of a meeting of shareholders;
	f.	Transmitting proxy statements and other proxy solicitation materials, annual and semi-annual reports, the Funds’ then current prospectuses and/or summary prospectuses (in each case, the
"Prospectus") and other communications from the Funds to Customers as may be required by all applicable federal and state laws, rules, and regulations, including the rules of a self-regulatory organization and by agreement between the Company and the Customers;
	g.	Receiving Customer purchase and redemption requests for shares that reflect allocations to the
Funds; and
	h.	Providing such other related services upon which Distributor or the Funds and the Company may mutually agree.

5.	Pricing Information, Orders, Settlement.

	(a)	Distributor will make shares available to be purchased by the Company, on behalf of the Account, at the net asset value applicable to each order; provided, however, that the Separate Accounts meet the criteria for purchasing shares of the Funds at net asset value as described in the Funds' Prospectuses. Fund shares shall be purchased and redeemed on a net basis for such Separate Accounts in such quantity and at such time determined by the Company to correspond with investment instructions received by the Company from Variable Contract Owners provided, however, that the Board of Trustees of the
Fund (hereinafter the "Trustees") may upon reasonable notice to the Company, refuse to sell shares of any Fund to any person, or suspend, or terminate the offering of any shares of any Fund, or liquidate any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees, acting in good faith and in the best interests of the Funds' shareholders and in compliance with their fiduciary obligations under federal and/or any applicable state laws.

     (b) Distributor agrees to furnish or cause to be furnished to the Company for each Fund: (i) confirmed net asset value information as of the close of trading (normally 4:00 p.m., East Coast time) on the New York Stock Exchange ("Close of Trading") on each complete business day that the New York Stock Exchange is open for business ("Business Day") or at such other time as the net asset value of a Fund is calculated as disclosed in the relevant then current Prospectus(es) in a format that includes the Fund's name and the change from the last calculated net asset value, (ii) dividend and capital gains information as it arises, and (iii) in the case of a fixed income fund, the daily accrual or the distribution rate factor. Distributor shall provide or cause to be provided to the Company such information by 6:30 p.m., East Coast time on a best efforts basis. If Distributor is unable to provide the Company such information by 6:30 p.m., East Coast time, Distributor will communicate by phone and/or e-mail with the Company, as soon as reasonably practicable upon learning of such inability, regarding the estimated time such data will be available and transmitted. In such event, Distributor will continue to communicate by phone and/or e-mail with the Company until it has verified that the data is received by the Company. In accordance with Section 11(c) below, if the Trust provides materially incorrect share net asset value information, the Trust may make an adjustment to the number of shares purchases or redeemed for the Separate Account to reflect the correct net asset value information.

     (c) The Company as agent for the Trust and the Funds solely for the purposes expressed herein shall receive from Variable Contract Owners for acceptance as of the Close of Trading on each Business Day orders for the purchase of shares of the Funds, exchange orders, and redemption requests and redemption directions with respect to shares of the Funds held by the Company on behalf of its Separate Accounts ("Instructions"). In addition, the Company shall (i) transmit to Distributor such Instructions no later than 9:00 a.m., East Coast time on the next following Business Day, and (ii) upon acceptance of any such Instructions, communicate such acceptance to the Contract Owners ("Confirmation"). The Business Day on which such Instructions are received in proper form by the Company and time stamped by the Close of Trading will be the date as of which Fund shares shall be deemed purchased, exchanged, or redeemed as a result of such Instructions ("Trade Date"). Instructions received in proper form by the Company and time stamped after the Close of Trading on any given Business Day shall be treated as if received on the next following Business Day. The Company agrees that all Instructions received by the Company, which will be transmitted to Distributor for processing as of a particular Business Day, will have been received and time stamped prior to the Close of Trading on that Business Day.

     (d) The Company will wire payment, or arrange for payment to be wired, for such purchase orders, in immediately available funds, to a Fund custodial account or accounts designated by Distributor, and will use its best efforts to deliver payment no later than 4:00 p.m., East Coast time on the Business Day after the Trade Date and no later than the close of the Federal Reserve wire on the Business Day after the Trade Date. If the wire is not received by such time, and the delay was not caused by the negligence or willful misconduct of the Distributor, Distributor shall be entitled to receive from the Company the dollar amount of any overdraft plus any associated bank charges incurred; provided however, that if the delay was due to factors beyond the control of the Company, the Company shall not be liable for any overdraft or any associated bank charges.

     (e) Distributor or its designees will wire payment, or arrange for payment to be wired, for redemption orders, in immediately available funds, to an account or accounts designated by the Company and will use its best efforts to deliver payment no later than 4:00 p.m., East Coast time on the Business Day after the Trade Date and no later than the close of the Federal Reserve wire on the Business Day after the Trade Date. If the wire is not received by such time, and the delay was caused by the negligence or willful misconduct of the Distributor, the Company shall be entitled to receive from Distributor the dollar amount of any overdraft plus any associated bank charges incurred; provided however, that if the delay was due to factors beyond the control of the Distributor, Distributor shall not be liable for any overdraft or any associated bank charges. The Funds reserve the right to suspend redemptions consistent with the requirements of Section 22(e) under the 1940 Act and any rules thereunder. The Trust reserves the right to redeem Fund shares in assets other than cash in accordance with the procedures and policies of the Trust as described in the then current prospectus.

     (f) In lieu of applicable provisions set forth in paragraphs 5(b) through 5(e) above, the parties may agree to execute orders and wire payments for purchases and redemptions through National Securities Clearing Corporation's Fund/SERV System, in which case such activities will be governed by the provisions set forth in Exhibit I to this Agreement. In addition, the parties may also provide pricing information in accordance with Exhibit I.

     (g) Upon Distributor's request, the Company shall provide copies of historical records relating to transactions between the Funds and the Variable Contract Owners investing in such Funds, written communications regarding the Funds to or from such persons, and other materials, in each case, as may reasonably be requested to enable Distributor or any other designated entity, including without limitation, auditors, investment advisers, or transfer agents of the Funds to monitor and review the services being provided under this Agreement, or to comply with any request of a governmental body or self-

regulatory organization or a shareholder. The Company also agrees that the Company will permit Distributor or the Funds, or any duly designated representative to have reasonable access to the Company's personnel and records in order to facilitate the monitoring of the quality of the services being provided under this Agreement.

     (h) The Company shall assume responsibility as herein described for any loss to Distributor or to a Fund caused by a cancellation or correction made to an Instruction by a Contract Owner subsequent to the date as of which such Instruction has been received by the Company and originally relayed to Distributor, and the Company will immediately pay such loss to Distributor or such Fund upon the Company receipt of written notification, with supporting data.

(i) Net asset value and pricing errors shall be handled in accordance with Section 12(c) below.

     (j) Each party shall notify the other of any errors or omissions in any information, including any net asset value and distribution information, and interruptions in or delay or unavailability of, the means of transmittal of any such information as promptly as possible. The Company and Distributor agree to maintain reasonable errors and omissions insurance coverage commensurate with each party's respective responsibilities under this Agreement.

6. Fees.

(a) Fees for Administrative Services. The provision of Administrative Services to Variable Contract Owners shall be the responsibility of the Company and shall not be the responsibility of Distributor. The Company on behalf of its Separate Accounts will be recognized as the sole shareholder of Fund shares purchased under this Agreement. It is further recognized that there will be a substantial savings in administrative expense and recordkeeping expenses by virtue of having one shareholder rather than multiple shareholders. In consideration of the recordkeeping savings resulting from such arrangement, Distributor shall pay the Company a Fee for Administrative Services, at the annual rates listed in Exhibit III, attached hereto, on the aggregate average monthly net asset value of Shares held in the accounts of the Funds listed in Exhibit III attached hereto for which the Company provides services under this Agreement and which are attributed to the Company. Any Fee for Administrative Services shall be paid by the Trust, or its affiliates, within thirty (30) days after the end of each period, and following the receipt of an invoice. The Company shall provide an invoice to the Trust on a quarterly basis. Invoices shall contain the information reasonably requested by the Trust. Each payment will be accompanied by a statement showing the calculation of the fee payable to the Company for the period and such other supporting data as may be reasonably requested by the Company. If required by a Variable Contract Owner or by applicable law, the Company shall have the right to allocate to a Variable Contract Owner all or a portion of such Service Fees, or to use such fees it collects from the Trust to offset other fees payable to the Company.

     (b) Fees for Distribution Services. With respect to the Initial Class shares of the Funds, the Trust has adopted a Rule 12b-1 Plan under which it makes payments to finance distribution expenses. The Trust represents and warrants that it has a Board of Trustees, a majority of whom are not interested persons of the Trust, which has approved it’s the Initial Class shares’ Rule 12b-1 Plan to finance distribution expenses of the Initial Class shares of the Funds and that any changes to each Fund’s Rule 12b-1 Plan with respect to the Initial Class shares of such Fund will be approved by a similarly constituted board of trustees. To compensate the Company for its distribution of Initial Class shares of each Fund or Personal Services related to Fund shares, Distributor shall make quarterly payments to the Company, as specified in Exhibit III, based on the average net assets invested in the Initial Class shares of each Fund through the Contracts in each calendar quarter. Distributor will make such payments to the Company within thirty (30) days after the end of each calendar quarter. Each payment will be accompanied by a statement showing the calculation of the fee payable to the Company for the quarter and such other supporting data as may be reasonably requested by the Company. If required by a retirement plan or by applicable law, the Company shall have the right to allocate to a plan or to participant accounts in a plan all or a portion of such 12b-1 fees, or to use 12b-1 fees it collects from Distributor to offset other fees payable by the plan to the Company.

7. Expenses

     Distributor shall make available for reimbursement certain out-of-pocket expenses the Company incurs in connection with providing Administrative Services to Variable Contract Owners. These expenses include printing costs and actual postage paid by the Company in connection with mailing updated Prospectuses, Prospectus supplements and financial reports to Contract Owners for which the Company provides Administrative Services hereunder, and all costs incurred by the Company associated with proxies for the Funds, including proxy preparation, group authorization letters, programming for tabulation and necessary materials (including postage). Except as otherwise agreed in writing, the Company shall bear all other expenses incidental to the performance of the Administrative Services described herein. At least annually, the Trust or its designee shall provide the Company, free of charge, in portable document format (i.e., PDF) only (or other electronic means as agreed to by the Distributor and the Company) the current statutory prospectus and summary prospectus (if requested by Company) for the Shares of the Funds as the Company may reasonably request for distribution to existing
Variable Contract Owners. The Trust or its designee shall also provide the Company in PDF only the current prospectus for the Shares of the Funds as the Company may reasonably request for distribution to prospective purchasers of Variable
Contracts. If requested by the Company, the Trust or its designee shall provide such documentation in PDF and such other assistance as is reasonably necessary in order for the parties hereto once a year (or more frequently if the prospectus for the
Shares is supplemented or amended) to have the prospectus for the Variable Contracts and the prospectus for the Trust Shares and any other fund shares offered as investments for the Variable Contracts printed at the Company's expense together in one document, provided however that the Company shall ensure that, except as expressly authorized in writing by the Trust, no alterations, edits or changes whatsoever are made to prospectuses or other Trust documentation after such documentation has been furnished to the Company or its designee, and the Company shall assume liability for any and all alterations, errors or other changes that occur to such prospectuses or other Trust documentation after it has been furnished to the Company or its designee.

8.	Termination.

	(a)	This Agreement may be terminated as follows:

	(i)	At the option of the Company, Trust or Distributor upon ninety (90) days advance written notice to the other party;

	(ii)	At the option of the Company, if shares of the Funds are not available for any reason to meet the investment requirements of the Contracts; provided, however, that such termination shall apply only to the Fund(s)
not reasonably available. Prompt advance notice of election to terminate shall be furnished by the Company, said termination to be effective ten days after receipt of notice unless the Trust makes available a sufficient number of
Shares to reasonably meet the requirements of the Variable Contracts within said ten-day period;

	(iii)	At the option of either the Company, Trust or Distributor, upon institution of formal disciplinary or investigative proceedings against the Company, Distributor or the Trust by the Financial Industry Regulatory
Authority ("FINRA"), the Securities and Exchange Commission ("SEC"), or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the reasonable judgment of the party not being investigated, materially impair the ability of the party being investigated to meet and perform its obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by the party providing notice with said termination to be effective upon receipt of notice;

	(iv)	At the option of Distributor or Trust, if Distributor or Trust shall reasonably determine in good faith that shares of the Funds are not being offered in conformity with the terms of this Agreement;

	(v)	At the option of the Company, upon termination of the management agreement between the Trust and the Funds’ investment adviser; written notice of such termination shall be promptly furnished to the Company;

	(vi)	Upon the determination of the Company to substitute for the Fund's shares the shares of another investment company in accordance with the terms of the applicable Contracts;

	(vii)	If the Fund's shares are not registered, issued or sold in conformance with federal law or such law precludes the use of Fund shares as an investment vehicle for the Contracts provided, however, that prompt notice shall be given by any party should such situation occur;

	(viii)	Upon requisite vote of the Variable Contract Owners having an interest in the Separate Accounts (or any subaccounts thereof) to substitute the shares of another investment company for the corresponding shares of the
Funds or a Fund in accordance with the terms of the Contracts for which those shares had been selected or serve as the underlying investment media;

	(ix)	At the option of either party to the Agreement, immediately upon written notice, in the event of a determination by a majority of the Trustees of the Trust, or a majority of its disinterested Trustees, that an irreconcilable conflict, as described in Section 15 hereof, exists;

     (x) At the option of any party to the Agreement, immediately upon written notice, if the Board of Trustees has decided to (A) refuse to sell shares of any Fund to the Company and/or any of its Separate Accounts; (b) suspend or terminate the offering of shares of any Fund; or (c) dissolve or liquidate the Funds or any Fund;

     (xi) At the option of the Trust, if the Variable Contracts cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code, or if the Trust reasonably believes that the Variable Contracts may fail to so qualify. Termination shall be effective upon receipt of notice by the Company;

     (xii) At the option of the Company, Trust or Distributor upon any party's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the non-breaching party within ten days after written advance notice of such breach is delivered to the breaching party; and

     (xiii) Upon assignment of this Agreement by any party, unless made with the written consent of all other parties hereto, provided, however, each party may assign, without consent of any other party, their respective rights, duties, and responsibilities under this Agreement to any of their affiliates and provided further, that Company may enter into subcontracts with other dealers for the solicitation of sales of variable annuity contracts and variable life insurance policies without the consent of the Distributor.

     (b) Each party to this Agreement shall promptly notify the other party to the Agreement of the institution against such party of any such formal proceedings as described in Section 8(iii) hereof. The Company shall give 60 days prior written notice to the Funds of the date of any proposed vote of Variable Contract Owners to replace the Funds' shares as described in Section 8(viii) hereof.

     (c) The Trust and the Distributor acknowledge that the Company may have the right to substitute shares of other securities for shares of the Funds under certain circumstances. The Company agrees not to exercise this right until after at least 60 days' written notice to the Trust and the Distributor. In the event that the Company exercises its right to substitute shares of other securities for shares of the Funds, the Company shall furnish, or shall cause to be furnished, to the Trust and the Distributor, or their designees, any application for an order seeking approval of the substitution or any other written material related to such substitution, including the notice of the substitution to be sent to Variable Contract Owners.

     (d) If this Agreement terminates, the parties agree that to the extent that all or a portion of the assets of the Separate Accounts continue to be invested in the Funds or any Fund, Sections 1 through 7 and 11 through 15 will remain in effect after termination.

9.	Continuation of Agreement.

     Termination as the result of any cause listed in Section 8 hereof shall not affect the Funds' respective obligations to continue to maintain the Account for a period of one year from the date of termination as an investment option for Contracts then in force for which its shares serve or may serve as the underlying medium. For avoidance of doubt, if the termination is not caused by the breach of the terms of this Agreement by the Company or if the termination is not pursuant to Section 8(a)(ix), Fees for Administrative Services will continue to be payable under the terms in Section 6 for one hundred eighty (180) days following the termination of this agreement so long Company continues to provide Administrative Services.

10.	Advertising and Related Materials.
(a) Advertising and literature with respect to the Funds prepared by the Company or its agents for use in
marketing	shares of the Funds to Variable Contract Owners (except any material that simply lists the Funds' names) shall be submitted to Distributor for review and approval before such material is used with the general public or any Variable Contract Owner. Distributor shall advise the Company in writing within ten (10) days of receipt of such materials of its approval or disapproval of such materials.

     (b) Distributor will provide to the Company at least one complete PDF copy of all Prospectuses, statements of additional information, annual and semiannual reports and proxy statements, other related documents, and all amendments or supplements to any of the above documents that relate to the Funds promptly after the filing of such document with the SEC or other regulatory authorities. Distributor will also provide to the Company an electronic copy of all Prospectuses, statements of additional information, annual and semiannual reports, and all amendments or supplements suitable for posting on the Company's websites at the Company's discretion. Upon reasonable request, the Company will provide the Trust with at least one complete PDF copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, and all amendments or supplements to any of the above that relate to a Separate Account after the filing of each such document with the SEC or other regulatory authorities.

11.	Proxy Voting.

     The Company will provide pass-through voting privileges to all Variable Contract Owners so long as the SEC continues to interpret the 1940 Act as requiring pass-through voting privileges for Variable Contract Owners. Accordingly, the Company, where applicable, will vote shares of the Funds held in its Separate Accounts in a manner consistent with voting instructions timely received from its Variable Contract Owners. The Company will be responsible for assuring that each of its Separate Accounts that participates in the Trust calculates voting privileges in a manner consistent with other Participating Insurance Companies. The Company will vote shares for which it has not received timely voting instructions, as well as shares it owns, in the same proportion as its votes those shares for which it has received voting instructions. The Company and its agents shall not oppose or interfere with the solicitation of proxies for Trust shares held for such Variable Contract Owners. The Company shall fulfill its obligation under, and abide by the terms and conditions of, the Mixed and Shared Funding Exemptive Order as communicated by the Trust (in addition to those specified in this Agreement) and any reasonable standards that the Trust may adopt and provide in writing.

12.	Indemnification.
(a) The Company agrees to indemnify and hold harmless the Funds, Trust, Distributor and each of their trustees,
directors,	officers, employees, agents and each person, if any, who controls the Funds or their investment adviser within the meaning of the Securities Act of 1933 ("1933 Act") against any losses, claims, damages or liabilities to which the Funds, Trust, Distributor or any such director, officer, employee, agent, or controlling person may become subject, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) (i) arise out of, or are based upon, the provision of administrative, recordkeeping or shareholder services by the Company under this Agreement, (ii) result from a breach of a material provision of this Agreement by the Company, (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus (which shall include an offering memorandum) for the Contracts issued by the Company or sales literature for such Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the agreement to indemnify shall not apply as to the Company if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Funds for use in the registration statement or prospectus for the Contracts issued by the Company or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of such Contracts or Fund shares, (iv) arise out of or as a result of any statement or representations (other than statements or representations contained in the registration statement, Prospectus or sales literature of the Funds not supplied by the Company or persons under its control) or wrongful conduct of the Company or any of its affiliates, employees or agents with respect to the sale or distribution of the Contracts issued by the Company or the Funds' shares, (v) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, Prospectus or sales literature of any Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Funds by or on behalf of the Company, or (vi) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in Section 1 of this Agreement.

The Company will reimburse any legal or other expenses reasonably incurred by the Trust, Funds and Distributor or any such trustee, director, officer, employee, agent, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable for indemnification hereunder to the extent that any such loss, claim, damage, liability or action arises out of or is based upon the bad faith, gross negligence or willful misconduct of Distributor or any such trustee, director, officer, employee, agent or any controlling person herein defined in performing their obligations under this Agreement.

     (b) Subject to Section 11(c) below, the Distributor and the Trust agree to indemnify and hold harmless each of the Company its directors, officers, employees, agents and each person, if any, who controls the Company within the meaning of the 1933 Act against any losses, claims, damages or liabilities to which the Company its director, officer, employee, agent or controlling person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, Prospectus or sales literature of the Funds (or any amendment or supplement to any of the foregoing) or arise out of, or are based upon, the omission or the alleged omission to state a material fact required to be stated therein or that is necessary to make the statements therein not misleading provided that this agreement to indemnify shall not apply to Distributor if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or the Funds or the designee of either by or on behalf of the Company for use in the registration statement or Prospectus for the Funds or in sales literature (or any amendment or supplement) or otherwise for use in the registration statement or Prospectus for the Funds or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or the Funds' shares (ii) arise out of or as a result of any statement or representations (other than any statement or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by Distributor or any employees or agents thereof) or wrongful conduct of any Fund or the Distributor, or the affiliates, employees or agents of the Funds or the Distributor with respect to the sale or distribution of the Contracts issued by the Company or the Funds' shares, (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus or sales literature covering the Contracts issued by the Company, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Funds, or (v) result from a breach of a material provision of this Agreement. Distributor and the Trust, as the case may be, will reimburse any legal or other expenses reasonably incurred by the Company, or any such director, officer, employee, agent, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Distributor and the Trust will not be liable for indemnification hereunder to the extent that any such loss, claim, damage or liability arises out of, or is based upon, the gross negligence or willful misconduct of the Company its directors, officers, employees, agents, or any controlling person herein defined in the performance of their obligations under this Agreement.

     (c) In the event of any error or delay with respect to information regarding the purchase, redemption, transfer or registration of Shares of the Trust, the parties agree that each is obligated to make the Separate Accounts and/or the Trust, respectively, whole for any error or delay that it causes, subject in the case of pricing errors to the related Fund's policies on materiality of pricing errors. In addition, each party agrees that neither will receive compensation from the other for the administrative costs of any reprocessing necessary as a result of an error or delay. Each party agrees to provide the other with prompt notice of any errors or delays of the type referred to in this Section. The Company, Distributor and the Trust agree that Eaton Vance Pricing Error Procedures shall govern.

(d) Promptly after receipt by an indemnified party hereunder of notice of the commencement of action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section 12. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish to, assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 12 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

     (e) In no event shall any party be liable for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with any event described in (a) through (c) above.

This Section 12 shall survive after termination of this agreement.

13.	Representations and Warranties.
(a) Representations of the Company. The Company represents and warrants:

     (i) that it (1) is an Iowa stock life insurance company, (2) is in good standing in that jurisdiction, (3) is in material compliance with all applicable federal and state insurance laws, (4) is duly licensed and authorized to conduct business in every jurisdiction where such license or authorization is required, and will maintain such license or authorization in effect at all times during the term of this Agreement, and (5) has full authority to enter into this Agreement and carry out its obligations pursuant to it terms;

     (ii) that the Company and/or the Company Distributor are authorized under the Contracts to (1) provide Administrative and Distribution, and Shareholder Services to the Contracts and (2) facilitate transactions in the Funds through the Accounts; and

     (iii) The Company acknowledges that, pursuant to Form 24f-2, the Funds are not required to pay fees to the SEC for registration of their shares under the 1933 Act with respect to shares issued to Separate Accounts that are unit investment trusts that offer interests that are registered under the 1933 Act and on which a registration fee has been or will be paid to the SEC ("Registered Separate Accounts"). The Company agrees to provide the Funds each year within 60 days of the end of the Funds' fiscal year, or when reasonably requested by the Funds, information as to the number of shares purchased by Registered Separate Accounts and Separate Accounts the interests of which are not registered under the 1933 Act. The Company acknowledges that the Funds intend to rely on the information so provided and represents and warrants that such information shall be accurate.

(b)	Representations of Distributor. Distributor represents and warrants:
(i) that the Funds (1) are duly organized under the laws of the Commonwealth of Massachusetts, (2) are
in	good standing in such jurisdictions. (3) are in material compliance with all applicable federal, state and securities laws, and (4) are duly licensed and authorized to conduct business in every jurisdiction where such license or authorization is required;

     (ii) that the shares of the Funds are registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the States and all applicable federal, state, and securities laws; that the Funds amend their registration statements under the 1933 Act and the 1940 Act from time to time as required or in order to effect the continuous offering of their shares; and that the Funds have registered and qualified their shares for sale in accordance with the laws of each jurisdiction as required by applicable law;

     (iii) that it believes in good faith that the Funds are currently qualified as regulated investment companies under Subchapter M of the Tax Code, and will make every effort to maintain such qualification, and that Distributor will notify the Company immediately upon having a reasonable basis for believing that any of the Funds have ceased to so qualify or that any might not qualify in the future;

     (iv) that the Funds will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, each Fund will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event of a breach of this representation and warranty by a Fund, it will take all reasonable steps (a) to notify Company of such breach and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 1.817-5;

     (v) that Distributor (1) is a member in good standing of the FINRA, (2) is registered as a broker-dealer with the SEC, and (3) will continue to remain in good standing and be so registered during the term of this Agreement; and

     (vi) that (1) Distributor is a corporation duly organized under the laws of the Commonwealth of Massachusetts (2) Distributor is in good standing in that jurisdiction, (3) Distributor is in material compliance with all applicable federal, state, and securities laws, (4) Distributor is duly registered and authorized in every jurisdiction where such license or registration is required, and will maintain such registration or authorization in effect at all times during the term of this Agreement, and (5) Distributor has full authority to enter into this Agreement and carry out its obligations pursuant to the terms of this Agreement.

14.	Governing Law.
(a) This Agreement and all the rights and obligations of the parties shall be governed by and construed under the
laws	of the Commonwealth of Massachusetts to the extent such law is not superseded by federal law without giving effect to the principles of conflicts of laws and the provisions shall be continuous.

     (b) This Agreement shall be subject to the provisions of the 1933 Act, the Securities and Exchange Act of 1934 and 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order), and the terms hereof shall be interpreted and construed in accordance therewith.

15.	Potential Conflicts.
(a) During such time as the Funds engage in Mixed Funding or Shared Funding, the parties hereto shall comply
with	the conditions in this Section 15.
(b) The Trust’s Board of Trustees shall monitor the Funds for the existence of any material irreconcilable conflict
(i)	between the interests of owners of variable annuity contracts and variable life insurance policies, and (ii) between the interests of owners of variable annuity contracts and variable life insurance policies issued by different Participating Life Insurance Companies that invest in the Funds.

A material irreconcilable conflict may arise for a variety of reasons including: (i) an action by any state insurance regulatory authority; (ii) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax, or securities regulatory authorities; (iii) an administrative or judicial decision in any relevant proceeding; (iv) the manner in which the investments of any Fund are being managed; (v) a difference in voting instructions given by variable annuity and variable life insurance contract owners; (vi) a decision by a Participating Insurance Company to disregard the voting instructions of owners of variable annuity contracts and variable life insurance policies; and (vii) if applicable, a decision by a plan to disregard the voting instructions of plan participants. The Trust’s Board of Trustees shall have sole authority to determine whether an irreconcilable material conflict exists and its determination shall be binding upon Company.

     (c) The Company agrees that it shall report any potential or existing conflicts of which it is aware to the Funds' Board of Trustees. The Company will be responsible for assisting the Board of Trustees in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, or, if the Funds are engaged in Mixed Funding or Shared Funding in reliance on Rule 6e-2, 6e-3(T), or any other regulation under the 1940 Act, the Company will be responsible for assisting the Board of Trustees in carrying out its responsibilities under such regulation, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, any obligation by the Company to inform the Board whenever Variable Contract Owner voting instructions are disregarded. The Company shall carry out its responsibilities under this Section 15(c) with a view only to the interests of the Variable Contract Owners.

     (d) The Company agrees that in the event that it is determined by a majority of the Board of Trustees or a majority of the Funds' disinterested Trustees that a material irreconcilable conflict exists, the Company shall, at its sole cost and expense and to the extent reasonably practicable (as determined by a majority of the disinterested Trustees of the Board), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, including but not limited to: (i) withdrawing the assets allocable to some or all of the Separate Accounts from the Funds or any Fund and reinvesting such assets in a different investment medium, including another portfolio of the investment company, or submitting the question as to whether such segregation should be implemented to a vote of all affected Variable Contract Owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners or life insurance contract owners of contracts issued by one or more Participating Insurance Companies), that votes in favor of such segregation, or offering to the affected Variable Contract Owners the option of making such a change; and (ii) establishing a new registered management investment company or managed separate account. If a material irreconcilable conflict arises because of the Company's decision to disregard Variable Contract Owners' voting instructions and that decision represents a minority position or would preclude a majority vote, the Company shall be required, at the Funds' election, to withdraw the Separate Accounts' investment in the Funds, provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees, and no charge or penalty will be imposed as a result of such withdrawal. These responsibilities shall be carried out with a view only to the interests of the Variable Contract Owners. A majority of the disinterested Trustees of the Funds shall determine whether or not any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Funds or their investment adviser or the Distributor be required to establish a new funding medium for any Contract. The Company shall not be required by this Section 14(d) to establish a new funding medium for any Contract if any offer to do so has been declined by vote of a majority of Variable Contract Owners materially adversely affected by the material irreconcilable conflict.

     (e) The Company at least annually, shall submit to the Funds' Board of Trustees such reports, materials, or data as the Board reasonably may request so that the Trustees may fully carry out the obligations imposed upon the Board by the conditions contained in the application for the Mixed and Shared Funding Exemptive Order and said reports, materials, and data shall be submitted more frequently if deemed appropriate by the Board.

     (f) All reports of potential or existing conflicts received by the Funds' Board of Trustees, and all Board action with regard to determining the existence of a conflict, notifying Participating Insurance Companies of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board of Trustees or other appropriate records, and such minutes or other records shall be made available to the SEC upon request.

     (g) The Board of Trustees shall promptly notify the Company in writing of its determination of the existence of an irreconcilable material conflict and its implications.

     (h) The Trust, Funds and the Company agree that if and to the extent Rule 6e-2 or Rule 6e-3(T) under the 1940 Act is amended or if Rule 6e-3 is adopted in final form, to the extent applicable, the Trust, Funds and the Company shall each take such steps as may be necessary to comply with the Rule as amended or adopted in final form. If, in the future, the Mixed and Shared Funding Exemptive Order should no longer be necessary under applicable law, then this Section 14(h) shall continue in effect, and the remainder of Section 14 shall no longer apply.

     (i) The Company acknowledges it has been advised by the Trust that it may be appropriate for the Company to disclose the potential risks of mixed and shared funding in prospectuses or other applicable disclosure documents.

16.	Miscellaneous.
(a) Amendments. Except as provided in this paragraph 15(a), this Agreement may be amended only by a writing
signed	by all parties, provided however, that the Distributor may amend the list of Funds, and Dealer Number(s) included in

Exhibit III as well as the fee rate on Fund shares, at any time, upon written notice to the Company, in accordance with the Notice provision in 15(e),

     (b) Anti-Money Laundering. Each of the parties to this Agreement will establish and maintain programs, policies and procedures as required by federal, state or local law to detect and prevent money laundering. Each party shall cooperate with the others to the extent required by law to facilitate implementation of each other's anti-money laundering (AML) program, which may include annual AML compliance certifications, periodic AML due diligence reviews and/or other requests deemed necessary to ensure compliance with the AML regulations. In respect of each subscription for shares of the Funds, Company requires all broker dealers that sell the Contracts to certify on an annual basis that they have observed any and all anti-money laundering and other investor or customer identification requirements applicable in respect of such subscription Company further agrees that, upon request, it shall provide the Funds with the broker dealers’ annual certifications.

     (c) Privacy. Each of the parties to this Agreement has adopted and implemented procedures to safeguard customer information and records that are reasonably designed to: (i) ensure the security and confidentiality of customer records and information; (ii) protect against any anticipated threats or hazards to the security or integrity of customer records and information; (iii) protect against unauthorized access to or use of customer records or information that could result in substantial harm or inconvenience to any customer; (iv) protect against unauthorized disclosure of non-public information to unaffiliated third parties; and (v) otherwise ensure compliance with Regulation S-P.

(d)	Restrictions on "Excessive Trading."

     Distributor has adopted policies designed to prevent frequent purchases and redemptions of any Fund shares in quantities great enough to disrupt orderly management of the corresponding Fund’s investment portfolio. Company has adopted its own excessive trading policy, which is attached as Exhibit II (the “Policy”). Company does not monitor trading in

Fund shares on behalf of, or in accordance with disclosed policies of, any Fund groups; however, Company monitors individual Contract owner trading in accordance with its Policy. Company will use its best efforts, and shall reasonably cooperate with Distributor, and will execute any instructions from Distributor to restrict or prohibit further purchases or exchanges of Fund shares by a Contract owner who has been identified by Distributor as having engaged in transactions in Fund shares that violate market timing policies established by the Distributor. The parties shall use their best efforts, and shall reasonably cooperate with each other to prevent future market timing and frequent trading. Additionally, the parties have entered into a separate shareholder information agreement incorporating the terms of the Policy. Company agrees to provide to Distributor certain shareholder identity and transaction information upon Distributor’s request as provided by the shareholder information agreement executed by both parties and dated October 16, 2007. Subject to and in accordance with the terms of the aforementioned shareholder information agreement, the Trust may refuse to sell shares of any Fund to any person, or suspend or terminate the offering of the shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board of Trustees of the Trust, deemed necessary, desirable or appropriate. Without limiting the foregoing, it has been determined that there is a significant risk that the Fund and its shareholders may be adversely affected by short-term or excessive trading activity, particularly activity used to try and take advantage of short-term swings in the market. Accordingly, the Trust reserves the right to reject any purchase order, including those purchase orders with respect to shareholders or accounts whose trading has been or may be disruptive to the Trust or that may otherwise adversely affect the Trust.

     (e) Notices. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by facsimile, express delivery or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following address, or at such other addresses as may be designated by notice from such party to all other parties.

If to the Company:

Voya Life and Annuity Company
One Orange Way, C2N
Windsor, CT 06095-4774
Attention: Chief Legal Officer

If to the Trust:

c/o Eaton Vance Distributors, Inc.
Two International Place
Boston, MA 02100:

Attention: Chief Legal Officer

If to the Distributor:

Eaton Vance Distributors, Inc. Two International Place Boston, MA 02110 Attention: Chief Legal Officer

Any notice, demand or other communication given in a manner prescribed in this Subsection (d) shall be deemed to have been delivered on receipt.

     (f) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     (g) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

     (h) Severability. In case anyone or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     (i) Entire Agreement. This Agreement including any Exhibits and Schedules attached hereto and apart hereof, constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof, and supersedes all prior agreement and understandings relating to such subject matter.

     (j) Liability. This Agreement has been executed on behalf of the Trust by the undersigned officer of the Trust in his or her capacity as an officer of the Trust. The obligations of this Agreement shall be binding upon the assets and property of the Trust and each respective Portfolio thereof only and shall not be binding on any Trustee, officer or shareholder of the Trust individually. In addition, notwithstanding any other provision of this Agreement, no Fund shall be liable for any loss, expense, fee, charge or liability of any kind relating to or arising from the actions or omissions of any other Fund or from the application of this Agreement to any other Fund. It is also understood that each of the Funds shall be deemed to be entering into a separate Agreement with the Company so that it is as if each of the Funds had signed a separate Agreement with the Company and that a single document is being signed simply to facilitate the execution and administration of the Agreement.

     (k) Inquiries and Investigations. Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation, examination or inquiry relating to this Agreement or the transactions contemplated hereby.

     (l) Subcontractors, Agents or Affiliates. The Company may hire or make arrangements for subcontractors, agents or affiliates to perform the services set forth in this Agreement. The Company agrees that it is and will be responsible for the acts and omissions of its subcontractors, affiliates, and agents and that the indemnification provided by the Company in Section 12 of this Agreement shall be deemed to cover the acts and omissions of such subcontractors, affiliates, and agents to the same extent as if they were the acts or omissions of the Company.

     (m) Client Lists. The Company hereby consents to the Distributor's, the Trust’s, or its investment adviser's use or reference to the Company's name in connection with any full, partial or representative list of clients.

     (n) The Funds. The Funds are portfolio series of a Massachusetts business trust formed under a declaration of trust. The obligations of this Agreement with respect to each Fund are binding only upon the assets and property of such series and are not binding upon any other series of the Trust, and all persons dealing with a Fund must look solely to the property of that Fund for satisfaction of claims of any nature against the Fund, as neither the trustees, officers, employees nor shareholders of the Trust assume any personal liability in connection with its business or for obligations entered into on its behalf.

IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers as of the date first written above.

VOYA INSURANCE AND ANNUITY
COMPANY

By: /s/ Caroline M. Johnson

Name: Caroline M. Johnson

Title: Sr. Vice President

Date: 5/14/15

EATON VANCE DISTRIBUTORS, INC.

By: /s/ Sean P Kelly

Name: Sean P. Kelly, CFA

Title: SVP, Managing Director

Date: 5/13/2015

DIRECTED SERVICES, LLC

By: /s/ Richard Gelfand

Name: Richard Gelfand

Title: Chief Financial Officer

Date: 5/6/15

EATON VANCE VARIABLE TRUST

By: /s/ James F. Kirchner

Name: James F. Kirchner

Title: Treasurer

Date: 5/13/15

EXHIBIT I
To
FUND PARTICIPATION AGREEMENT

by and between VOYA INSURANCE AND ANNUITY COMPANY(the “Company”) and EATON VANCE DISTRIBUTORS (the “Distributor).

Procedures for Pricing and Order/Settlement Through National Securities Clearing Corporation's Mutual Fund Profile System and Mutual Fund Settlement, Entry and Registration Verification System

1. As provided in Section 4 of the Fund Participation Agreement, the parties hereby agree to provide pricing information, execute orders and wire payments for purchases and redemptions of Fund shares through National Securities Clearing Corporation ("NSCC") and its subsidiary systems as follows:

(a)	Distributor or the Funds will furnish to the Company or its affiliate through NSCC's Mutual Fund Profile System ("MFPS") (1) the most current net asset value information for each Fund, (2) a schedule of anticipated dividend and distribution payment dates for each Fund, which is subject to change without prior notice, ordinary income and capital gain dividend rates on the Fund's ex-date, and (3) in the case of fixed income funds that declare daily dividends, the daily accrual or the interest rate factor. All such information shall be furnished to the Company or its affiliate by 6:30 p.m., East Coast time on a best effort basis on each business day that the Fund is open for business (each a "Business Day").
Changes in pricing information will be communicated to both NSCC and the Company or its affiliate. If Distributor is unable to provide the Company such information by 6:30 p.m., East Coast time, Distributor will communicate by phone and/or e-mail with the Company, as soon as reasonably practicable upon learning of such inability, regarding the estimated time such data will be available and transmitted. In such event, Distributor will continue to communicate by phone and/or e-mail with the Company until it has verified that the data is received by the Company.
(b)	Upon receipt of Fund purchase, exchange and redemption instructions for acceptance as of the time at which a Fund's net asset value is calculated as specified in such Fund's prospectus ("Close of Trading") on each Business Day ("Instructions"), and upon its determination that there are good funds with respect to Instructions involving the purchase of Shares, the Company or its affiliate will calculate the net purchase or redemption order for each Fund. Orders for net purchases or net redemptions derived from Instructions received by the Company or its affiliate prior to the Close of Trading on any given Business Day will be sent to the Defined Contribution Interface of NSCC's Mutual Fund Settlement, Entry and Registration Verification System ("Fund/SERV") by 5:00 a.m. Eastern Time on the next Business Day. Subject to the Company or its affiliate's compliance with the foregoing, the Company or its affiliate will be considered the agent of the Distributor and the Funds, and the Business Day on which Instructions are received by the Company or its affiliate in proper form prior to the Close of Trading will be the date as of which shares of the Funds are deemed purchased, exchanged or redeemed pursuant to such Instructions. Instructions received in proper form by the Company or its affiliate after the Close of Trading on any given Business Day will be treated as if received on the next following Business Day.
Dividends	and capital gains distributions will be automatically reinvested at net asset value in accordance with the Fund's
then	current prospectuses. the Company has, and will maintain at all times during the term of this Agreement, appropriate
internal	controls for the segregation of purchases and redemption orders received before the Close of Business from
purchase	and redemption orders received after the Close of Business.
(c)	the Company or its affiliate will wire payment for net purchase orders by the Fund's NSCC Firm Number, in immediately
available	funds, to an NSCC settling bank account designated by the Company or its affiliate no later than 5:00 p.m.
Eastern	time on the same Business Day such purchase orders are communicated to NSCC. For purchases of shares of
daily	dividend accrual funds, those shares will not begin to accrue dividends until the day the payment for those shares is received.
(d)	With respect to (c) or (d) above, if Distributor does not send a confirmation of the Company or its affiliate's purchase or
redemption	order to NSCC by the applicable deadline to be included in that Business Day's payment cycle, payment for
such	purchases or redemptions will be made the following Business Day.
(e)	If on any day the Company or its affiliate or Distributor is unable to meet the NSCC deadline for the transmission of
purchase	or redemption orders, it may at its option transmit such orders and make such payments for purchases and
redemptions	directly to Distributor or to the Company or its affiliate, as applicable, as is otherwise provided in Section 4
of	the Agreement.

(f)	These procedures are subject to any additional terms in each Fund's prospectus and the requirements of applicable law. The Funds reserve the right, at their discretion and without notice, to suspend the sale of shares or withdraw the sale of shares of any Fund.
2.	The Company or its affiliate, Distributor and clearing agents (if applicable) are each required to have entered into membership agreements with NSCC and met all requirements to participate in the MFPS and Fund/SERV systems before these procedures may be utilized. Each party will be bound by the terms of their membership agreement with NSCC and will perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by NSCC applicable to the MFPS and Fund/SERV system and the Networking Matrix Level utilized.

3. Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated herein, the terms defined in the Agreement shall have the same meaning as in this Exhibit.

EXHIBIT II TO

FUND PARTICIPATION AGREEMENT

Voya FinancialTM “Excessive Trading” Policy

The Voya FinancialTM family of	1. Voya actively monitors fund transfer	2. If Voya determines that an individual
companies (VoyaTM), as	and reallocation activity within its	has made a purchase of a fund
	variable insurance and retirement	within 60 days of a prior round-trip
providers of multi-fund variable	products to identify Excessive Trading.	involving the same fund, Voya will

insurance and retirement	Voya currently defines Excessive	send them a letter warning that
another sale of that same fund within
products, has adopted this	Trading as:	60 days of the beginning of the prior
Excessive Trading Policy to	a. More than one purchase and sale of	round-trip will be deemed to be
respond to the demands of	the same fund (including money	Excessive Trading and result in a six
	market funds) within a 60 calendar	month suspension of their ability to
the various fund families which	day period (hereinafter, a purchase	initiate fund transfers or reallocations
make their funds available	and sale of the same fund is referred	through the Internet, facsimile, Voice
	to as a “round-trip”). This means two	Response Unit (VRU), telephone
through our variable insurance	or more round-trips involving the	calls to Customer Service, or other
and retirement products	same fund within a 60 calendar day	electronic trading medium that Voya
to restrict excessive fund	period would meet Voya’s definition	may make available from time to
	of Excessive Trading; or	time (“Electronic Trading Privileges”).
trading activity and to ensure		Likewise, if Voya determines that
compliance with Section 22c-2	b. Six round-trips within a 12 month	an individual has made five round-
	period.	trips within a 12 month period, Voya
of the Investment Company Act		will send them a letter warning that
The following transactions are
of 1940, as amended. Voya’s	excluded when determining whether	another purchase and sale of that
same fund within 12 months of the
current definition of Excessive	trading activity is excessive:	initial purchase in the first round-trip
Trading and our policy with	a. Purchases or sales of shares	in the prior twelve month period will
respect to such trading activity	related to non-fund transfers (for	be deemed to be Excessive Trading
	example, new purchase payments,	and result in a six month suspension
is as follows:	withdrawals and loans);	of their Electronic Trading Privileges.
According to the needs of the
	b. Transfers associated with scheduled	various business units, a copy of the
	dollar cost averaging, scheduled	warning letters may also be sent, as
	rebalancing or scheduled asset	applicable, to the person(s) or entity
	allocation programs;	authorized to initiate fund transfers
	c. Purchases and sales of fund shares	or reallocations, the agent/registered
	in the amount of $5,000 or less;	representative or investment adviser
for that individual. A copy of the
	d. Purchases and sales of funds that	warning letters and details of the
	affirmatively permit short-term	individual’s trading activity may also
	trading in their fund shares, and	be sent to the fund whose shares
	movement between such funds and	were involved in the trading activity.
a money market fund; and

e. Transactions initiated by a member
of the Voya family of insurance
companies.

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3. If Voya determines that an individual has used one or more of its products to engage in Excessive Trading, Voya will send a second letter to the individual. This letter will state that the individual’s Electronic Trading Privileges have been suspended for a period of six months.

Consequently, all fund transfers or reallocations, not just those which involve the fund whose shares were involved in the Excessive Trading activity, will then have to be initiated by providing written instructions to Voya via regular U.S. mail. During the six month suspension period, electronic “inquiry only” privileges will be permitted where and when possible. A copy of the letter restricting future transfer and reallocation activity to regular U.S. mail and details of the individual’s trading activity may also be sent to the fund whose shares were involved in the Excessive Trading activity.

4. Following the six month suspension period during which no additional Excessive Trading is identified, Electronic Trading Privileges may again be restored. Voya will continue to monitor the fund transfer and reallocation activity, and any future Excessive Trading will result in an indefinite suspension of the Electronic Trading Privileges.

Excessive Trading activity during the six month suspension period will also result in an indefinite suspension of the Electronic Trading Privileges.

5. Voya reserves the right to limit fund trading or reallocation privileges with respect to any individual, with or without prior notice, if Voya determines that the individual’s trading activity is disruptive, regardless of whether the individual’s trading activity falls within the definition of Excessive Trading set forth above. Also, Voya’s failure to send or an individual’s failure to receive any warning letter or other notice contemplated under this Policy will not prevent Voya from suspending that individual’s Electronic Trading Privileges or taking any other action provided for in this Policy.

6. Each fund available through Voya’s variable insurance and retirement products, either by prospectus or stated policy, has adopted or may adopt its own excessive/frequent trading policy. Voya reserves the right, without prior notice, to implement restrictions and/or block future purchases of a fund by an individual who the fund has identified as violating its excessive/ frequent trading policy. All such restrictions and/or blocking of future fund purchases will be done in accordance with the directions Voya receives from the fund.

This Excessive Trading Policy applies to products and services offered through the Voya family of companies. © 2014 Voya Services Company. All rights reserved.

154907 3030779.X.P CN0214-15598-0316

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Voya.com

EXHIBIT III TO
FUND PARTICIPATION AGREEMENT

by and between VOYA INSURANCE AND ANNUITY COMPANY (the “Company”) and EATON

VANCE VARIABLE TRUST AND EATON VANCE DISTRIBUTOR, INC. (the “Distributor).

LIST OF FUNDS, FEES, AND DEALER NUMBER(S)

Service Fees and 12b-1 Fees

For services rendered by the Company under the Agreement with respect to amounts invested in the following Funds through the Contracts and pursuant to Section 5 of the Fund Participation Agreement to which this Exhibit is attached, Distributor and/or the Funds or their affiliates shall pay the following fees to the Company:

Fund	Share Class	Service Fee	12b-1 Fee	Total Asset Based
Fee
Eaton Vance VT Large-Cap	Initial Class
Value Fund		X.XX%	X.XX%	X.XX%
	ADV Class	X.XX%	X.XX%	X.XX%
Eaton Vance VT Floating-	Initial Class
Rate Income Fund		X.XX%	X.XX%	X.XX%
	ADV Class	X.XX%	X.XX%	X.XX%
Eaton Vance VT Bond Fund	Initial Class	X.XX%	X.XX%	X.XX%
	ADV Class	X.XX%	X.XX%	X.XX%